UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017 (February 6, 2017)

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GRAY TELEVISION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation)	001-13796 (Commission File Number)	58-0285030 (IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, GA 30319 (Address of Principal Executive Office)

Registrant’s telephone number, including area code (404) 504 - 9828

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2017 (the “Closing Date”), Gray Television, Inc. (the “Company”), as borrower, amended and restated its credit agreement (the “New Credit Facility”), with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, Bank of America, N.A. (“Bank of America”), as syndication agent, and the other agents and lenders party thereto, pursuant to a restatement agreement, dated as of February 7, 2017, by and among the Company, the guarantors party thereto, Wells Fargo, as administrative agent, and the other lenders and agents party thereto (the “Restatement Agreement”).

The New Credit Facility provides total commitments of $656.4 million, consisting of a $556.4 million term loan facility (the “Term Loan”) and a $100.0 million revolving credit facility (the “Revolving Credit Facility”). Amounts outstanding under the Term Loan were used to repay amounts under the Company’s prior term loan.

Term Loan borrowings bear interest, at the option of the Company, at either the London Interbank Offered Rate (“LIBOR”) plus an applicable margin or the Base Rate (as defined below) plus an applicable margin. Until the Company’s results for the quarter ending September 30, 2017 have been certified, the applicable margin will be 2.50% for all LIBOR borrowings and 1.50% for all Base Rate borrowings (the “Initial Applicable Margin”). Thereafter, (i) if the leverage ratio as set forth in the New Credit Facility (the “Leverage Ratio”) is less than or equal to 5.25 to 1.00, the applicable margin will be 2.25% for all LIBOR borrowings and 1.25% for all Base Rate borrowings and (ii) if the Leverage Ratio is greater than 5.25 to 1.00, the Initial Applicable Margin will apply. The current interest rate on the Term Loan borrowings is LIBOR plus 2.50%. The Term Loan also requires the Company to make quarterly principal reductions of $1.391 million beginning March 31, 2017.

Borrowings under the Revolving Credit Facility bear interest, at the option of the Company, based on LIBOR plus 1.50%-2.00% or the Base Rate plus 0.50%-1.00%, in each case based on a first lien leverage ratio test as set forth in the New Credit Facility (the “First Lien Leverage Ratio”). Base Rate is defined as the greatest of (i) the administrative agent’s prime rate, (ii) the overnight federal funds rate plus 0.50% and (iii) LIBOR plus 1.00%. The Company is required to pay a commitment fee on the average daily unused portion of the Revolving Credit Facility, which rate may range from 0.375% to 0.50% on an annual basis, based on the First Lien Leverage Ratio.

The Revolving Credit Facility matures on February 7, 2022, and the Term Loan matures on February 7, 2024.

The Company’s obligations under the New Credit Facility are secured by substantially all of the assets of the Company and substantially all of its subsidiaries, excluding real estate. In addition, substantially all of the Company’s subsidiaries are joint and several guarantors of those obligations and the Company’s ownership interests in those subsidiaries are pledged to collateralize its obligations under the New Credit Facility. The New Credit Facility contains affirmative and restrictive covenants that the Company must comply with, including (a) limitations on additional indebtedness, (b) limitations on liens, (c) limitations on the sale of assets, (d) limitations on guarantees, (e) limitations on investments and acquisitions, (f) limitations on the payment of dividends and share repurchases, (g) limitations on mergers, and (h) at all times at which amounts are outstanding under the Revolving Credit Facility, maintenance of a First Lien Leverage Ratio not to exceed certain maximum limits, as well as other customary covenants for credit facilities of this type.

The Company has various relationships with Wells Fargo and Bank of America and their respective affiliates, including as agents and lenders under the Company’s prior credit facility. In addition, some of the other agents and the lenders under the New Credit Facility, or their respective affiliates, have had in the past, and may have, in the future, various relationships with the Company involving the provision of financial or other advisory services, including cash management, investment banking and brokerage services. These agents and lenders under the New Credit Facility, or their respective affiliates, have received, and may in the future receive, customary principal and interest payments, fees and expenses for these services.

The foregoing description of the New Credit Facility is qualified in its entirety by reference to the complete text of the Restatement Agreement and the New Credit Facility, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference.

Item 8.01. Other Events.

On February 6, 2017, the Company issued a press release announcing anticipated proceeds resulting from the Federal Communication Commission’s recently completed auction for broadcast spectrum. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1

Restatement agreement, dated as of February 7, 2017, by and among Gray Television, Inc., as Borrower, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto

10.2

Third Amended and Restated Credit Agreement, dated as of February 7, 2017, by and among Gray Television, Inc., as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Bank, Bank of America, N.A. and Royal Bank of Canada, as Syndication Agent, Deutsche Bank AG New York Branch, as Documentation Agent and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Bookrunners

99.1	Press release dated February 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

Date: February 10, 2017	By:	/s/ James C. Ryan
James C. Ryan Executive Vice President and Chief Financial Officer

EXHIBIT index

Exhibit No.	Description
10.1

Restatement agreement, dated as of February 7, 2017, by and among Gray Television, Inc., as Borrower, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto

10.2

Third Amended and Restated Credit Agreement, dated as of February 7, 2017, by and among Gray Television, Inc., as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Bank, Bank of America, N.A. and Royal Bank of Canada, as Syndication Agent, Deutsche Bank AG New York Branch, as Documentation Agent and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Bookrunners

99.1	Press release dated February 6, 2017